Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119878, No. 333-38648, No. 333-84333 and No. 333-33603) of Urban Outfitters, Inc. of our report dated June 22, 2005 relating to the financial statements and financial schedule of Urban Outfitters 401(k) Savings Plan which appears in this Form 11-K.

/s/ Mantas, Ohliger, McGary & Quinn, P.C.
Mantas, Ohliger, McGary & Quinn, P.C.
King of Prussia, PA
June 28, 2005